                                        CONTACT:  Robert C. Patent, EVP
                                                  Tim S. Ledwick, CFO
                                                  Cityscape Financial Corp.
                                                  (914) 592-6677
FOR IMMEDIATE RELEASE
- ---------------------
                                                  Michele Katz/Jason Langer
                                                  Press: Stan Froelich
                                                  Morgen-Walke Associates
                                                  (212) 850-5600

                 CITYSCAPE TO RECORD ADJUSTMENT FOR CHANGE IN
         ACCOUNTING TREATMENT IN CONNECTION WITH RECENT ACQUISITIONS

        ELMSFORD, NY, September 26, 1996 -- Cityscape Financial Corp. (Nasdaq:CTYS) said today that it will revise its previously issued financial statements for the period ended June 30, 1996 to reflect a change in the accounting treatment with respect to the valuation of assets acquired as a result of its recent acquisitions of Heritable Finance Group ("Heritable") and J&J Securities Limited ("J&J"). The effect of this accounting change results in the Company reducing the goodwill initially recorded on the acquisitions and eliminating the revenue recognized during the second quarter of 1996 on the sale of the loan portfolios acquired as a result of the acquisitions.

        Cityscape noted that the accounting treatment previously used in connection with the acquisitions had been discussed with the Company's outside auditors prior to and after the acquisitions. Based on these discussions and a review of accounting literature, it was felt that the previous accounting treatment reflected the proper method of accounting for the acquisitions. Subsequent to the Company's reporting of the second quarter results, upon further review and analysis of relevant accounting literature and discussions with its outside auditors, the Company determined that it would be appropriate to adopt the change in accounting treatment.

        As a result of this change, the reported earnings for the second quarter will be reduced by $26.5 million, or $0.78 per fully diluted share from $34.8 million, or $1.05 per fully diluted share to $8.3 million, or $0.27 per fully diluted share. Included in the second quarter results, as revised, are $5.8 million of non-recurring charges related to the acquisitions. Excluding the impact of these non-recurring charges, the Company earned $0.37 per fully diluted share. After giving effect to the change in accounting treatment, Cityscape's net earnings for the quarter ended June 30, 1996 represented an increase of $5.9 million, or 246% over the net earnings reported for the same period in 1995.

CITYSCAPE ACCOUNTING ADJUSTMENT                                     PAGE 2


        Additionally, as a result of this change, the Company will reduce the amount of goodwill recorded in connection with the acquisitions from $60.5 million to $10.6 million. This reduction in goodwill resulted in a decrease of amortization expense as previously reported in the second quarter of $496,000 and will result in a $1.3 million per quarter reduction in amortization expense through the first quarter of 2006.

        "This accounting adjustment has no impact on the strength of our day-to-day operations and in no way lessens our enthusiasm about the acquisitions of J&J and Heritable," commented Rob Grosser, Cityscape's President and Chief Executive Officer. "We have successfully integrated the experienced management teams of J&J and Heritable into City Mortgage Corporation; the broadened range of loan products and diversified broker relationships resulted in the marketing synergies and operating efficiencies which we anticipated at the time of the acquisitions. We are well on our way to solidifying our position as the leading provider of non-conforming loan products in the United Kingdom."

        Cityscape Financial Corp. is a consumer finance company which, through its wholly-owned subsidiaries, Cityscape Corp. and City Mortgage Corporation Limited, is engaged in the business of originating, purchasing, selling and servicing home equity mortgage loans, secured primarily by one-to-four-family residences, in the United States and the United Kingdom. Cityscape was founded in 1985 and is headquartered in Elmsford, New York, with regional processing offices in California, Georgia, Illinois and Virginia.





                     (Amended financial tables attached)

                           CITYSCAPE FINANCIAL CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                            (UNAUDITED) (AS REVISED)

                                                 THREE MONTHS ENDED           SIX MONTHS ENDED
                                                      JUNE 30,                    JUNE 30,
                                                ---------------------       ---------------------
                                                 1996          1995          1996          1995
                                                -------       -------       -------       -------
REVENUES:
Gain on sale of loans.........................  $29,217       $ 8,592       $53,310       $12,471
Mortgage origination income...................    1,356           785         2,192         1,405
Interest......................................    6,461         1,068         9,478         2,134
Servicing income..............................      795            74         1,356            99
Earnings from partnership.....................      110           197           260           431
Other.........................................      514            31           636            43
                                                -------       -------       -------       -------
     Total revenues...........................   38,453        10,747        67,232        16,583
                                                -------       -------       -------       -------
EXPENSES:
Salaries and benefits.........................    9,170         2,282        14,553         4,084
Interest expense..............................    4,684         1,393         6,382         2,333
Selling expenses..............................    3,012           607         4,375           918
Other operating expenses......................    6,927         1,656        10,971         2,690
Amortization of goodwill......................      538            --         1,032            --
                                                -------       -------       -------       -------
     Total expenses...........................   24,331         5,938        37,313        10,025
                                                -------       -------       -------       -------
Earnings before minority interest and income
  taxes.......................................   14,122         4,809        29,919         6,558
Minority interests............................       --           846            --           846
                                                -------       -------       -------       -------
Earning before income taxes...................   14,122         3,963        29,919         5,712
Provision for income taxes....................    5,790         1,585        12,314         2,285
                                                -------       -------       -------       -------
Net earnings..................................  $ 8,332       $ 2,378       $17,605       $ 3,427
                                                =======       =======       =======       =======
Earnings per share(1)
     Primary..................................  $  0.27       $  0.11       $  0.58       $  0.16
                                                =======       =======       =======       =======
     Fully diluted............................  $  0.27           N/A       $  0.58           N/A
                                                =======       =======       =======       =======
Weighted average number of shares and common
  stock equivalents outstanding(1)
     Primary..................................   30,452        22,082        30,152        22,082
                                                =======       =======       =======       =======
     Fully diluted............................   33,842           N/A        31,941           N/A
                                                =======       =======       =======       =======

- ---------------
(1) All share results give effect to 2-for-1 stock splits effected September 29, 1995, and July 1, 1996.